Revised 3/1/2004


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                            CLASS F SHARES* EXHIBIT

                                       TO

                               MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class F Shares will consist of sales by financial intermediaries in consideration of the payment of the sales load ("dealer reallowance"). Financial intermediaries may also provide shareholder services and may receive shareholder service fees therefor. Additionally, the principal underwriter may pay up to 100 basis points (1.00%) of the public offering price to financial intermediaries as an advance commission on sales. In consideration of advancing this payment, the principal underwriter will receive any contingent deferred sales charges paid upon redemption of Class F Shares and distribution service fees under the 12b-1 Plan on an ongoing basis. In connection with this basic arrangement Class F Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class F Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Sales Load             Up to 100 basis points (1.00%) of the public
                       offering price
Contingent Deferred    Up to 100 basis points (1.00%) of the share price
Sales Charge ("CDSC")  at the time of original purchase or redemption, whichever is lower
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class F Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class F Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Class F Shares may be exchanged for Class F Shares of
Privileges:        any other Fund.


In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated as a redemption and purchase.


3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges are as follows:

   (A)BASIC SALES LOAD SCHEDULE *

   -----------------------------------------------------------------------
                           Sales Charge as         Sales Charge as a
   Purchase Amount:        Percentage of Offering  Percentage of NAV
                           Price
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
   Less than $1 million    1.00%                   1.01%
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
   $1 million or greater   0.00%                   0.00%
   -----------------------------------------------------------------------
   * Applies to all Funds indicated on the attached Schedule, except Federated Limited Term Municipal Fund, which has no initial sales load.

   (B)CDSC SCHEDULE

   Unless otherwise indicated below, the Schedule of Contingent Deferred Sales Charges for each Fund is as follows:

---------------------------------------------------------------------------
                                               Contingent Deferred Sales
Purchase Amount:                 Shares Held:  Charge:
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Under $2 million                 4 years or    1.00%
                                 less
---------------------------------------------------------------------------
---------------------------------------------------------------------------
$2 million but less than $5      2 years or    0.50%
million                          less
---------------------------------------------------------------------------
---------------------------------------------------------------------------
$ 5 million or greater           1 year or     0.25%
                                 less
---------------------------------------------------------------------------


   (C)      REDUCING OR ELIMINATING THE SALES LOAD

   Contingent upon notification to the Fund's principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:



|X| Quantity discounts achieved by combining purchases (i) made by an investor's spouse or children under age 21 with the investor's purchases; or (ii) made at one time by a trustee or fiduciary for a single trust estate or single fiduciary account.

|X|  Concurrent purchases of Class F Shares of two or more Funds;

|X| Accumulated purchase discounts achieved by including previous Class F Share purchases in calculating the applicable sales charge on any additional Class F Shares purchased; and

|X| Letters of intent to purchase a certain amount of Class F Shares within a thirteen month period.

    (D)     WAIVER OF SALES LOAD

Contingent upon notification to the Fund's principal underwriter or transfer agent, no sales load will be assessed on purchases of Class F Shares made:

o     within 120 days of redeeming Shares of an equal or greater amount;

o through a financial intermediary that did not receive a dealer reallowance on the purchase;

o by shareholders who originally became shareholders of a Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;



o    with reinvested dividends or capital gains;

o by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persions; and

o    pursuant to the exchange privilege.

    (E)     WAIVER OF CDSC

Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

o (Class F Shares of Federated Capital Income Fund Only) as a shareholder who owned Shares on September 30, 1989;

o following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986;

o representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

o of Shares purchased within 120 days of a previous redemption of an equal or lesser amount;

o of Shares held by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

o of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase ;

o    of Shares purchased with reinvested dividends or capital gains;

o imposed by the Fund when it closes an account for not meeting the minimum balance requirements;

o of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period; and

o representing a total or partial distribution from a qualified plan, which would not include account transfers, rollovers, or redemptions for the purpose of reinvestment. For these purposes, qualified plans would not include an Individual Retirement Account, Keogh Plan or custodial account following retirement.


                                SCHEDULE OF FUNDS
                             OFFERING CLASS F SHARES



The Funds set forth on this Schedule each offer Class F Shares on the terms set forth in the Class F Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS F SHARES SUBJECT TO THE BASIC LOAD SCHEDULE



--------------------------------------------------------------------------------
       Multiple Class Company                      Series            12b-1 Fee
--------------------------------------------------------------------------------
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Federated American Leaders Fund, Inc.                                  None
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Federated Equity Income Fund, Inc                                      0.25%
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Federated Fixed Income Securities,    Federated Limited Term Fund      0.15%
Inc.
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                                      Federated Limited Term           0.15%
                                      Municipal Fund
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                                      Federated Strategic Income Fund  0.50%
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Federated Government Income                                            None
Securities, Inc.
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Federated Income Securities Trust     Federated Capital Income Fund    0.25%
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--------------------------------------------------------------------------------

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Federated Investment Series Funds,    Federated Bond Fund              None
Inc.
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Federated Municipal Opportunities                                      0.25%
Fund, Inc.
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Federated Municipal Securities        Federated Ohio Municipal Income  0.40%
Income Trust                          Fund
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                        * Formerly Fortress Class of Shares